Exhibit 99.1

Lantronix Announces Proposed Public Offering of Common Stock

Irvine, CA – September 18, 2018 –  Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a global provider of secure data access and management solutions for the industrial Internet of Things (IoT), today announced that it has commenced an underwritten public offering of shares of its common stock.

Needham & Company and Lake Street Capital Markets are acting as joint book-running managers for the offering. The shares are being offered by Lantronix pursuant to an effective shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (SEC) on August 31, 2018. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by contacting the following: Needham & Company, Attention: Syndicate Prospectus Department, 250 Park Avenue, 10th Floor, New York, New York 10177, or by telephone at (800)-903-3268, or by email at prospectus@needhamco.com or Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Ave South, Suite 700 Minneapolis, MN 55402, or by telephone at (612) 326-1305 or by email at syndicate@lakestreetcm.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com.

Safe Harbor/ Forward-Looking Statements

This press release contains forward-looking statements regarding the proposed public offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including market conditions, risks associated with the cash requirements of our business and other risks detailed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Lantronix Media, Analyst, and Investor Contact:

Shahram Mehraban

VP, Marketing

media@lantronix.com

investors@lantronix.com
949-453-7175

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